As Filed with the Securities and Exchange Commission on January 5, 2009
Registration No. 333-135244

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Weatherford International Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)
98-0371344
(IRS Employer Identification Number)

Weatherford International, Inc.	Weatherford International Ltd.
(Exact Names of Co-Registrants as Specified in Their Charters)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Switzerland (State or Other Jurisdiction of Incorporation or Organization)
33-0430755 (IRS Employer Identification Number)	(IRS Employer Identification Number)
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Burt M. Martin
Weatherford International, Inc.
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4323

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Amount to be registered/
	Proposed Maximum	Amount of
Title of each class of Securities to be registered	Offering Price Per Unit(1)	registration fee(2)
Common Shares, U.S.$1.00 par value, of Weatherford International Ltd. (“Weatherford Bermuda”)
Preference Shares, U.S.$1.00 par value, of Weatherford Bermuda
Senior Debt Securities of Weatherford Bermuda
Guarantees of Weatherford International, Inc. (“Weatherford Delaware”)(3)
Guarantees of Weatherford International Ltd. (“Weatherford Switzerland”)(4)
Warrants of Weatherford Bermuda

(1)	An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Weatherford Delaware may guarantee on an unsecured basis the debt securities of Weatherford Bermuda. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)	Weatherford Switzerland may guarantee on an unsecured basis the debt securities of Weatherford Bermuda. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-135244) (the “Registration Statement”) of Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”), is being filed for the purposes of (i) adding Weatherford International Ltd., a Swiss joint-stock corporation and the proposed new parent of Weatherford Bermuda (“Weatherford Switzerland”), as a co-registrant for the issuance of guarantees of the Weatherford Bermuda senior debt securities, such guarantees being in substantially the same form and substance as those guarantees that may be issued by Weatherford Delaware under the Registration Statement, (ii) filing an opinion of Andrews Kurth LLP, (iii) filing an updated computation of ratio of earnings to fixed charges, (iv) filing a consent of Ernst & Young LLP, and (v) filing an updated Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Weatherford Bermuda Senior Indenture.

PROSPECTUS

Weatherford International Ltd.
(a Bermuda exempted company)

COMMON SHARES
PREFERENCE SHARES
SENIOR DEBT SECURITIES
WARRANTS

Weatherford International, Inc.	Weatherford International Ltd.
(a Delaware corporation)	(a Swiss joint-stock corporation)
GUARANTEES OF DEBT SECURITIES	GUARANTEES OF DEBT SECURITIES

Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) may offer and sell from time to time in one or more offerings:

(1) common shares;

(2) preference shares, in one or more series, which may be convertible into or exchangeable for debt securities or common shares;

(3) unsecured debt securities consisting of senior notes and debentures and/or other unsecured evidences of indebtedness, in one or more series (including medium-term notes, or MTNs), which may be convertible into or exchangeable for preference shares or common shares; and

(4) warrants to purchase our common shares, preference shares or debt securities or to purchase or sell securities of a third party, currencies or commodities.

Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”), may offer and sell from time to time in one or more offerings guarantees of debt securities issued by Weatherford Bermuda.

Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), may offer and sell from time to time in one or more offerings guarantees of debt securities issued by Weatherford Bermuda.

Weatherford Bermuda, Weatherford Delaware and/or Weatherford Switzerland will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in any of Weatherford Bermuda’s, Weatherford Delaware’s or Weatherford Switzerland’s securities. This prospectus may not be used to consummate sales of securities of Weatherford Bermuda, Weatherford Delaware or Weatherford Switzerland, unless it is accompanied by a prospectus supplement.

The common shares of Weatherford Bermuda are listed for trading on the New York Stock Exchange under the symbol “WFT.” On January 2, 2009, the last reported sales price for the common shares on the New York Stock Exchange was $11.66 per share.

You should carefully review and consider the information under the headings “Forward-Looking Statements” beginning on page iii and “Risk Factors” beginning on page 1 and the other information included and incorporated by reference in this prospectus for a discussion of the factors that you should carefully consider before deciding to purchase these securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 5, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Weatherford Bermuda” and to the “company,” “we,” “us” or “our” are to Weatherford International Ltd., a Bermuda exempted company, and its subsidiaries as a whole or on a division basis depending on the context in which the statements are made. When we refer to Weatherford Delaware, we are referring to Weatherford International, Inc., a wholly owned, indirect subsidiary of Weatherford Bermuda. When we refer to Weatherford Switzerland, we are referring to Weatherford International Ltd., a Swiss joint-stock corporation and the proposed new parent of Weatherford Bermuda.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of Weatherford Bermuda’s common and preference shares, up to the amount of its authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other securities of Weatherford Bermuda and the subsequent free transferability thereof, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus may be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting the prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

Each time that we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including any guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31339). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our web site at http://www.weatherford.com. Information on our web site is not incorporated by reference in this prospectus. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Our common shares are listed on the New York Stock Exchange under the symbol “WFT.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed):

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the three months ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our current reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on February 8, 2008, March 6, 2008, March 18, 2008, March 25, 2008, April 21, 2008, October 24, 2008, December 2, 2008, December 11, 2008 and December 31, 2008; and

•	the description of our common shares, $1.00 par value, contained in our Registration Statement on Form 8-A filed with the SEC on May 24, 2002 (File No. 001-31339), including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Weatherford International Ltd.
Attention: Investor Relations
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995 about us. All statements other than statements of historical fact included in this prospectus or any prospectus supplement are forward-looking statements. Forward-looking statements may be found in this document regarding the financial position, business strategy, possible or assumed future results of operations, and other plans and objectives for our future operations. Except for our obligation to disclose material information under U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this prospectus or any prospectus supplement, or to report the occurrence of unanticipated events.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will,” “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” and elsewhere in this document, could affect the future results of our industry in general, and us in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements.

From time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to publicly update or revise any forward-looking events or circumstances that may arise after the date of this prospectus. The following sets forth the various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, the following:

•	A downturn in market conditions could affect projected results. Any material changes in oil and natural gas supply and demand, oil and natural gas prices, rig count or other market trends would affect our results and would likely affect the forward-looking information we provided. The oil and natural gas industry is extremely volatile and subject to change based on political and economic factors outside our control. Worldwide drilling activity has increased in each year from 2002 to 2008; however, if an extended regional and/or worldwide recession were to occur, it would result in lower demand and lower prices for oil and natural gas, which would adversely affect drilling and production activity and therefore would affect our revenues and income. We have assumed worldwide demand growth in 2009 will be up modestly compared to 2008. In 2009, worldwide demand may be weaker than we have assumed.

•	Availability of a skilled workforce could affect our projected results. Due to the high activity in the exploration and production and oilfield service industries there is an increasing shortage of available skilled labor, particularly in our high-growth regions. Our forward-looking statements assume we will be able to recruit and maintain a sufficient skilled workforce for activity levels.

•	Increases in the prices and availability of our raw materials could affect our results of operations. We use large amounts of raw materials for manufacturing our products. The price of these raw materials has a significant impact on our cost of producing products for sale or producing fixed assets used in our business. We have assumed that the prices of our raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw materials costs through our supply chain initiatives or by passing through these increases to our customers, our margins and results of operations could be adversely affected.

•	Our long-term growth depends upon technological innovation and commercialization. Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology through leverage of our worldwide infrastructure. The key to our success will be our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to controlled pressure drilling and testing systems, expandable solid tubulars, expandable sand screens and intelligent well completion. Our forward-looking statements have assumed successful commercialization of, and above-average growth from, these new products and services, as well as legal protection of our intellectual property rights.

•	Nonrealization of expected benefits from our 2002 corporate reincorporation could affect our projected results. We are incorporated in Bermuda and we operate through our various subsidiaries in numerous countries throughout the world including the United States. Consequently, we are subject to changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the U.S., Bermuda or jurisdictions in which we or any of our subsidiaries operates or is resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions.

•	Nonrealization of expected benefits from our acquisitions could affect our projected results. We expect to gain certain business, financial and strategic advantages as a result of business acquisitions we undertake, including synergies and operating efficiencies. Our forward-looking statements assume that we will successfully integrate our business acquisitions and realize the benefits of that. An inability to realize expected strategic advantages as a result of the acquisition, would negatively affect the anticipated benefits of the acquisition.

•	The cyclical nature of or a prolonged downturn in our industry could affect the carrying value of our goodwill. As of September 30, 2008, we had approximately $3.8 billion of goodwill. Our estimates of the value of our goodwill could be reduced in the future as a result of various factors, some of which are beyond our control. Any reduction in the value of our goodwill may result in an impairment charge and therefore adversely affect our results.

•	Currency fluctuations could have a material adverse financial impact on our business. A material change in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from future fluctuations in currency exchange rates.

•	Adverse weather conditions in certain regions could adversely affect our operations. In the summers of 2005 and 2008, the Gulf of Mexico suffered several significant hurricanes. These hurricanes and associated hurricane threats reduced the number of days on which we and our customers could operate, which resulted in lower revenues than we otherwise would have achieved. In parts of 2006, and particularly in the second quarter of each of 2007 and 2008, climatic conditions in Canada were not as favorable to drilling as we anticipated, which limited our results in that region. Similarly, unfavorable weather in Russia and in the North Sea could reduce our operations and revenues from those areas during the relevant period. Our forward-looking statements assume weather patterns in our primary areas of operations will be conducive to normal operations.

•	U.S. Government and internal investigations could affect our results of operations. We are currently involved in government and internal investigations involving various of our operations. These investigations are ongoing, and we cannot anticipate the timing, outcome or possible impact of these investigations, financial or otherwise. The governmental agencies involved in these investigations have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trading sanctions laws, the Foreign Corrupt Practices Act and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several public corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases multi-million dollar fines and other penalties and sanctions. Under trading sanctions laws, the Department of Justice (“DOJ”) may also seek to impose modifications to business practices and modifications to compliance programs, which may increase compliance costs. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations. Additionally, during the nine months ended September 30, 2008, we incurred $57 million for costs in connection with our exit from sanctioned countries and $33 million in connection with complying with these on-going investigations. We will have additional charges related to these matters in future periods, which costs may include labor claims, contractual claims, penalties assessed by customers, and costs, fines, taxes and penalties assessed by the local governments, but we cannot quantify those charges or be certain of the timing of them.

•	Political disturbances, war, or terrorist attacks and changes in global trade policies could adversely impact our operations. We have assumed there will be no material political disturbances or terrorist attacks and there will be no material changes in global trade policies. Any further military action undertaken by the U.S. or other countries could adversely affect our results of operations.

•	Current turmoil in the credit markets may reduce our access to capital or reduce the availability of financial risk-mitigation tools. In recent months, the worldwide credit markets have experienced almost unprecedented turmoil and uncertainty. Our forward-looking statements assume that the financial institutions that have committed to extend us credit will honor their commitments under our credit facilities. If one or more of those institutions becomes unwilling or unable to honor its commitments, our access to liquidity could be impaired and our cost of capital to fund growth could further increase. We use interest-rate and foreign-exchange swap transactions with financial institutions to mitigate certain interest-rate and foreign-exchange risks associated with our capital structure and our business. Our forward-looking statements assume that those tools will continue to be available to us. However, the failure of any swap counter party to honor a swap agreement could reduce the availability of these financial risk-mitigation tools or could result in the loss of expected financial benefits.

All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by such factors. Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information with respect to these factors, see “Where You Can Find More Information” above.

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WEATHERFORD INTERNATIONAL LTD.
(a Bermuda exempted company)

Weatherford Bermuda is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford Bermuda operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world.

Our principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027-3415. Our telephone number at that location is (713) 693-4000.

WEATHERFORD INTERNATIONAL, INC.
(a Delaware corporation)

Weatherford Delaware is an indirect, wholly owned subsidiary of Weatherford Bermuda. Weatherford Bermuda currently conducts all of its operations through its subsidiaries, including Weatherford Delaware and its subsidiaries.

WEATHERFORD INTERNATIONAL LTD.
(a Swiss joint-stock corporation)

On December 11, 2008, Weatherford Bermuda announced that its board of directors unanimously approved a share exchange transaction that will change our place of incorporation from Bermuda to Switzerland. If approved by the Weatherford Bermuda shareholders and the Supreme Court of Bermuda, we expect this change of place of incorporation to occur in February 2009.

Weatherford Bermuda recently formed an entity in Zug, Switzerland, also named Weatherford International Ltd., which we refer to as “Weatherford Switzerland.” If the change of our place of incorporation is approved, Weatherford Switzerland will become the parent of Weatherford Bermuda, and each outstanding common share of Weatherford Bermuda will be exchanged for one share of Weatherford Switzerland. We refer to the transactions that would effect this change as the “redomestication.”

Following the redomestication, Weatherford Bermuda expects that the shares of Weatherford Switzerland will be listed on the New York Stock Exchange under the symbol “WFT.” We will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the New York Stock Exchange, and will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

If the redomestication becomes effective, Weatherford Switzerland will fully and unconditionally guarantee any and all publicly traded debt of Weatherford Bermuda and Weatherford Delaware, including any senior debt securities issued under the registration statement of which this prospectus forms a part.

RISK FACTORS

There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008, which are incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus to finance acquisitions, refinance certain existing indebtedness and for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended
	September 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges	5.94x	7.22x	9.70x	6.84x	6.05x	2.99	x

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of 1,000,000,000 common shares, par value US$1.00 per share, and 10,000,000 undesignated preference shares, par value US$1.00 per share. The following summary is qualified in its entirety by the provisions of our memorandum of association and our bye-laws, which are both publicly available. As of January 2, 2009, there were approximately 688 million common shares issued and outstanding (excluding common shares held by subsidiaries) and no preference shares issued and outstanding. As of that date, we also had approximately 38 million common shares reserved for issuance:

•	in connection with options or other awards issued or available for issuance under various employee or director incentive, compensation and option plans; and

•	upon exercise of a warrant issued to Shell Technology Ventures Inc. pursuant to the Warrant Agreement, dated February 28, 2002, between Shell Technology Ventures Inc. and Weatherford Delaware.

Common Shares

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five days’ advance notice (unless shorter notice is agreed, as described below) of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that the chairman or our board of directors may convene an annual general meeting or a special general meeting. Under our bye-laws, at least 10 days’ notice of an annual general meeting or a special general meeting must be given to our shareholders. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority of the shareholders entitled to attend and vote at the meeting holding not less than 95% of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares.

Holders of our common shares are entitled to one vote per share on all matters submitted to a vote of the holders of our common shares. Our bye-laws do not provide for cumulative voting. Except as specifically provided in our bye-laws or in the Companies Act 1981 of Bermuda (the “Companies Act”), resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. There are no limitations imposed by Bermuda law or our bye-laws on the right of shareholders who are not Bermuda residents to hold or vote our common shares.

Dividend Rights

Under Bermuda law, a company’s board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Each of our common shares is entitled to dividends if, as and when dividends are declared by its board of directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Any cash dividends payable to our shareholders at any time when the corresponding shares are quoted on the New York Stock Exchange will be paid to American Stock Transfer & Trust Company, our transfer agent in the United States, for disbursement to those holders. We do not anticipate that we will pay any cash dividends on our common shares in the foreseeable future.

Preemptive, Redemption, Sinking Fund and Conversion Rights

Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights.

Registrar or Transfer Agent

A register of holders of our common shares is maintained by Codan Services Limited in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company, who serves as branch registrar and transfer agent.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, powers, preferences, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Anti-Takeover Provisions

Our bye-laws have provisions that could have an anti-takeover effect. In addition, our bye-laws include an “advance notice” provision that places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of us.

Directors can be removed from office, only for cause, by resolution of the shareholders at a special general meeting of our shareholders. The board of directors does not have the power to remove directors. These provisions can delay a shareholder from obtaining majority representation on the board of directors.

Our bye-laws also provide that our board of directors will consist of not less than three nor more than 18 persons, the exact number to be set from time to time by board resolution. Accordingly, our board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on our board of directors by enlarging the size of our board of directors and filling the new vacancies with its own nominees.

In accordance with our bye-laws, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of our board of directors, by any shareholder who complies with certain procedures set forth in our bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of our bye-laws, the shareholder must have given timely notice thereof in proper written form to our Secretary and satisfied any other applicable requirements, including all requirements under applicable rules promulgated by the Securities and Exchange Commission or by the New York Stock Exchange or any other exchange on which our securities are traded. To be timely for consideration at the annual general meeting, such shareholder’s notice must be received by the Secretary at our principal executive offices and our registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, such notice must be received not later than the seventh day following the day on which notice of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors for election at any meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in our bye-laws. In addition, the Companies Act provides for a mechanism by which not less than 100 shareholders or shareholders holding at least 5% of the voting power of a Bermuda company may require the company to give notice of a resolution that may properly be moved at an annual general meeting of the company, or to circulate to members entitled to notice of any general meeting a statement with respect to any proposed resolution or business to be dealt with at that meeting.

Any action required or permitted to be taken by the holders of our common shares must be taken at a duly called special or annual general meeting of shareholders unless taken by written resolution signed by or on behalf of all holders of common shares. Under our bye-laws, special general meetings may be called at any time by the chairman, the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act permits shareholders holding at least 10% of the paid-up capital of a company entitled to vote at general meetings to requisition a special general meeting.

Our board of directors is authorized to issue, from time to time, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, any authorized and unissued preference shares with such powers, preferences, rights and restrictions as it may determine. For example, the board of directors could authorize the issuance of preference shares with rights that could discourage a takeover or other transaction that holders of some or a majority of our common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase:

•	our common shares, preference shares or other equity securities;

•	our debt securities (which may be guaranteed by Weatherford Delaware); or

•	debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.

A description of the terms of any warrants that we may issue will be included in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we offer under a prospectus supplement will be our direct senior unsecured general obligations. The debt securities will be issued under the Indenture dated October 1, 2003 among us, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, which is incorporated by reference into the registration statement, of which this prospectus is a part.

We have summarized selected provisions of the indenture below. The following summary is a description of the material provisions of the indenture. It does not restate the agreement in its entirety. We urge you to read the indenture because, it, and not this description, defines the rights of holders of debt securities.

General

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt.

We conduct a substantial part of our operations through our subsidiaries. To the extent of such operations, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preference shareholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, debt principal and interest or other charges by our subsidiaries.

A prospectus supplement and an officer’s certificate relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	The title and type of the debt securities;

•	The total principal amount of the debt securities;

•	The percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	The dates on which the principal of the debt securities will be payable;

•	The interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	Any conversion or exchange features;

•	Any optional redemption periods;

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	Any provisions granting special rights to holders when a specified event occurs;

•	Any changes to or additional events of default or covenants;

•	Any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	Any other terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, coupon or global form.

Guarantee by Weatherford Delaware

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by Weatherford Delaware, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by Weatherford Delaware. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of Weatherford Delaware. The guarantee will be released and discharged at such time as Weatherford Delaware has no outstanding debt.

The obligations of Weatherford Delaware under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer under applicable law.

Guarantee by Weatherford Switzerland

If the redomestication becomes effective, and if the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by Weatherford Switzerland, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by Weatherford Switzerland, pursuant to a supplement to the Indenture dated October 1, 2003 among us, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of Weatherford Switzerland.

Weatherford Switzerland has no outstanding indebtedness, and following the redomestication, we expect its only indebtedness will be any guarantees of Weatherford Bermuda’s and Weatherford Delaware’s senior debt securities. Weatherford Switzerland’s guarantees will be effectively subordinated to all existing and future obligations of Weatherford Switzerland’s subsidiaries.

The obligations of Weatherford Switzerland under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer under applicable law.

Denominations

The prospectus supplement for each issuance of debt securities will state that the securities issued in registered form will be issued in registered form of $1,000 each or multiples thereof.

Mergers and Sale of Assets

The indenture provides that we may not consolidate or amalgamate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•	the successor or resulting person assumes all of our obligations under the indenture; and

•	we or the successor or resulting person will not immediately be in default under the indenture.

Upon the assumption of our obligations by a successor or resulting person, subject to certain exceptions, we will be discharged from all obligations under the indenture.

Modification of Indenture

The indenture provides that our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

“Event of default,” when used in the indenture, means any of the following:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to deposit any sinking fund payment when due;

•	failure to pay interest on any debt security for 30 days;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

•	certain events in bankruptcy, insolvency or reorganization of us; or

•	any other event of default included in the indenture or officers’ certificate.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indenture, we have agreed to:

•	pay the principal of, interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

We have also agreed to the following covenants relating to limitations on liens and restrictions on sale-and-leaseback transactions.

Limitation on Liens

The indenture provides that we will not, nor will we permit any subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any of our debt or any other person (other than the debt securities issued under the indenture), without causing all of the debt securities outstanding under the indenture to be secured equally and ratably with, or prior to, the new debt so long as new debt is secured. This restriction does not prohibit us from creating the following:

•	certain liens existing, or provided for under the terms of existing agreements, on the date that any debt securities are issued under the indenture;

•	liens on current assets to secure current liabilities;

•	certain liens that are created within one year after acquisition, completion and/or commencement of commercial operation on, property acquired, constructed, altered or improved by us or any of our subsidiaries;

•	certain preexisting liens on any property acquired and liens on property of a subsidiary existing at the time it became our subsidiary;

•	liens in favor of us or our subsidiaries;

•	certain liens in favor of governmental bodies to secure progress, advance or other payments;

•	liens on any property securing indebtedness incurred for the purpose of financing the purchase price or the cost of constructing, installing or improving the property;

•	liens on any property securing indebtedness issued or guaranteed by governmental bodies; and

•	any extension, renewal or replacement of the foregoing.

Notwithstanding the foregoing, under the indenture we may, and may permit any subsidiary to, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, with all other such secured indebtedness, does not exceed 15% of our consolidated net worth. For purposes of this paragraph, “consolidated net worth” means the amount of total shareholders’ equity shown in our most recent consolidated statement of our financial position.

Sale-and-Leaseback Transactions

The indenture provides that we will not, and we will not permit any of our subsidiaries to, enter into any sale-and-leaseback transaction unless:

•	at the time of entering into such sale-and-leaseback transaction, we or our subsidiary would be entitled under the indenture to mortgage the property under the indenture for an amount equal to the proceeds of the sale-and-leaseback transaction without equally and ratably securing the notes in compliance with the exceptions to the liens covenant in the indenture;

•	within a period commencing six months prior to the consummation of the sale-and-leaseback transaction and ending six months after the consummation of such transaction, we or our subsidiary expend an amount equal to all or a portion of the net proceeds of such sale-and-leaseback transaction for property used or to be used in the ordinary course of our or our subsidiaries’ businesses, and we have elected to designate that amount as a credit against such sale-and-leaseback transaction, with any such amount not so designated to be applied as set forth in the next paragraph; or

•	during the 12-month period after the effective date of the sale-and-leaseback transaction, we apply to the retirement of the notes or any of our pari passu indebtedness:

(i) an amount equal to the proceeds of the property sold in the sale-and-leaseback transaction, which shall not be less than the fair value of such property at the time of entering into such sale-and-leaseback transaction, less

(ii) an amount equal to the principal amount of the notes and pari passu indebtedness retired by us within that 12-month period and not designated as a credit against any other sale-and-leaseback transaction by us or any of our subsidiaries during that period.

Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Defeasance

We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, to pay principal and interest on the original stated due dates and certain other obligations set forth in the indenture.

We may discharge our obligations under the indenture or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the indenture. We may not have a default on the debt securities discharged on the date of deposit.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Shareholders

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indenture. A successor trustee may be appointed in accordance with the terms of the indenture.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon by Andrews Kurth LLP, Houston, Texas. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Weatherford International Ltd. and subsidiaries appearing in Weatherford International Ltd’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Weatherford International Ltd.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Interests Of Named Experts And Counsel

Certain Bermuda legal matters in connection with the Common Shares registered hereby will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman. An employee of that firm’s affiliated company, Codan Services Limited, is one of Weatherford Bermuda’s assistant secretaries.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under their registration statement pursuant to Rule 457(r), except for $58,850 that has already been paid with respect to $400,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-121452, which was filed on December 20, 2004, and were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Weatherford International Ltd. (“Weatherford Bermuda”) is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. A company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Weatherford Bermuda has adopted provisions in its bye-laws that provide that Weatherford Bermuda shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Weatherford Bermuda’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Furthermore, Weatherford Bermuda has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require Weatherford Bermuda to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford Bermuda must pay all reasonable expenses incurred in advance of a final disposition. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., constitute two of the eight members of the Board of Directors of Weatherford Bermuda. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford Bermuda, are to be indemnified by Lehman Brothers and Lehman Brothers Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of Weatherford Bermuda at the request of Lehman Brothers and Lehman Brothers Holdings.

Section 98A of the Companies Act permits Weatherford Bermuda to purchase and maintain insurance for the benefit of any of its officers or directors in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford Bermuda may otherwise indemnify such officer or director. Weatherford Bermuda has purchased and maintains a directors’ and officers’ liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities, which they may incur in their capacity as directors pursuant to insurance maintained by Lehman Brothers Holdings.

Weatherford International, Inc. (“Weatherford Delaware”) is a Delaware corporation. Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. Weatherford Delaware’s Amended and Restated Certificate of Incorporation, as amended, provides that Weatherford Delaware’s directors are not liable to Weatherford Delaware or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

Section 145 of the Delaware General Corporation Law grants to Weatherford Delaware the power to indemnify each officer and director of Weatherford Delaware against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of Weatherford Delaware if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Weatherford Delaware and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated by-laws of Weatherford Delaware provide for indemnification of each officer and director of Weatherford Delaware to the fullest extent permitted by Delaware law.

Furthermore, Weatherford Delaware has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require Weatherford Delaware to indemnify its officers and directors to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature. In an action brought by or in the right of Weatherford Delaware as opposed to an action brought by a third party, the executive officers and directors will be indemnified only if they acted in good faith or in a manner they reasonably believed to be in or not opposed to the best interests of Weatherford Delaware. The indemnification agreements also provide that Weatherford Delaware must pay all reasonable expenses incurred in advance of a final disposition.

Section 145 of the Delaware General Corporation Law also empowers Weatherford Delaware to purchase and maintain insurance on behalf of any person who is or was an officer or director of Weatherford Delaware against liability asserted against or incurred by him in any such capacity, whether or not Weatherford Delaware would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Weatherford Delaware has purchased and maintains a directors’ and officers’ liability policy for such purposes.

Weatherford International Ltd. (“Weatherford Switzerland”) is a Swiss joint-stock corporation. Weatherford Switzerland believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that under Swiss law Weatherford Switzerland may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Weatherford Switzerland’s current articles of association do not provide for the indemnification of the officers and directors of Weatherford Switzerland. New articles of association will be adopted if and when the redomestication is completed, and Weatherford Switzerland anticipates that such new articles of association will make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Weatherford Switzerland to the fullest extent allowed by law. Additionally, Weatherford Switzerland anticipates that under such new articles of association, a director or officer will not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer.

Swiss law permits Weatherford Switzerland, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Weatherford Switzerland may obtain such insurance from one or more third party insurers or captive insurance companies. Weatherford Switzerland also plans to enter into indemnification agreements with each of its directors and executive officers upon the completion of its redomestication that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements will be substantially similar to the agreements in place between Weatherford Bermuda and its officers and directors. The agreements will provide that Weatherford Switzerland will indemnify each such director and executive officer, except in the case of gross negligence or willful intent. The agreements will provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors of Weatherford Switzerland, independent counsel, or a majority vote of the shareholders will determine whether indemnification payment should be made in any particular instance. In making such determination, the board or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Weatherford Switzerland has the burden of proof in seeking to overcome such presumption. If the board or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements will provide that such person is entitled to apply to the court of competent jurisdiction at the place of incorporation of Weatherford Switzerland or seek an award in arbitration with respect to his right to indemnification under his agreement.

ITEM 16.	EXHIBITS

Exhibit
Number		Description

1	.1***	Form of Underwriting Agreement.
4.1		Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company, (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
4.2		Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
4.3		Bye-Laws of Weatherford International Ltd., a Bermuda exempted company, (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
4.4		Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).
4.5		Amended and Restated Certificate of Incorporation of Weatherford International, Inc. (incorporated by reference to Exhibit 3.1 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.6		Amended and Restated By-laws of Weatherford International, Inc. (incorporated by reference to Exhibit 3.2 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4	.7*	Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation,

Exhibit
Number		Description

4.8		Form of Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation, (incorporated by reference to Annex E to Weatherford International Ltd’s Preliminary Proxy Statement on Schedule 14A (File No. 1-31339) filed December 11, 2008).
4.9		Form of Organizational Regulations of Weatherford International Ltd., a Swiss joint-stock corporation, (incorporated by reference to Annex F to Weatherford International Ltd’s Preliminary Proxy Statement on Schedule 14A (File No. 1-31339) filed December 11, 2008).
4.10		Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.’s Current Report on Form 8-K dated May 28, 1996 (File No. 1-7867) filed May 31, 1996).
4.11		Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed November 20, 2001).
4.12		Fourth Supplemental Indenture dated June 26, 2002, between Weatherford International, Inc., Weatherford International Ltd., a Bermuda exempted company, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339) filed August 14, 2002).
4.13		Indenture dated October 1, 2003, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 2, 2003).
4.14		Officers’ Certificate dated as of October 7, 2003 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4.15		Form of Global Note for 4.95% Senior Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4	.16***	Form of Warrant Agreement of Weatherford International Ltd., a Bermuda exempted company, (including Form of Warrant Certificate).
4.17		Guarantee, dated as of October 25, 2005, of Weatherford International, Inc. for the benefit of holders of any notes issued by Weatherford International Ltd., a Bermuda exempted company, from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of October 25, 2005, between Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 31, 2005).
4.18		Officers’ Certificate dated as of February 17, 2006 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.19		Form of global note for 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.20		Officer’s Certificate dated as of August 7, 2006 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.21		Form of $500,000 global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.22		Form of $100,000 Global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.23		Indenture, dated June 18, 2007, among Weatherford International, Inc., as issuer, Weatherford International Ltd., a Bermuda exempted company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-31339) filed on June 18, 2007).
4.24		First Supplemental Indenture, dated June 18, 2007, among Weatherford International, Inc., as issuer, Weatherford International Ltd., a Bermuda exempted company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (including forms of notes) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-31339) filed on June 18, 2007).

Exhibit
Number		Description

4.25		First Supplemental Indenture, dated as of March 25, 2008, among Weatherford International Ltd., a Bermuda exempted company, as issuer, Weatherford International, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
4.26		Form of global note for 5.15% Senior Notes due 2013 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
4.27		Form of global note for 6.00% Senior Notes due 2018 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
4.28		Form of global note for 7.00% Senior Notes due 2038 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
5	.1**	Opinion of Conyers Dill & Pearman.
5	.2**	Opinion of Andrews Kurth LLP.
5	.3*	Opinion of Andrews Kurth LLP.
8	.1***	Opinion of Andrews Kurth LLP as to certain federal income tax matters.
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1 hereto).
23	.2**	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.2 hereto).
23	.3*	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.3 hereto).
23	.4*	Consent of Ernst & Young LLP.
24	.1**	Power of Attorney for officers and directors of Weatherford International Ltd., a Bermuda exempted company (included on the signature page to the Registration Statement).
24	.2*	Power of Attorney for officers and directors of Weatherford International, Inc. (included on the signature page to the Registration Statement).
24	.3*	Power of Attorney for officers and directors of Weatherford International Ltd., a Swiss joint-stock corporation (included on the signature page to the Registration Statement).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Weatherford International Ltd. Senior Indenture.

*	Filed herewith.

**	Previously filed as an exhibit to this Registration Statement.

***	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933 each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either registrant pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Weatherford International Ltd.
(a Bermuda exempted company)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-135244) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 5, 2009.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer,
Chairman of the Board and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-135244) has been signed by the following persons in the capacities indicated below on January 5, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jessica Abarca Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)

* Nicholas F. Brady	Director

* David J. Butters	Director

* William E. Macaulay	Director

* Robert B. Millard	Director

* Robert K. Moses, Jr.	Director

Signature	Title

* Robert A. Rayne	Director

* by Attorney-in-fact

/s/ Burt M. Martin
Burt M. Martin

Weatherford International, Inc.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-135244) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 5, 2009.

WEATHERFORD INTERNATIONAL, INC.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin and each of them, any of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the Registrar of Companies in Bermuda, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-135244) has been signed by the following persons in the capacities indicated below on January 5, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President and Chief Executive Officer (Principal Executive Officer)

/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jessica Abarca Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)

/s/ Burt M. Martin Burt M. Martin	Director

Weatherford International Ltd.
(a Swiss joint-stock corporation)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-135244) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 5, 2009.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Stuart Ferguson
Stuart Ferguson
President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin and each of them, any of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the Registrar of Companies in Bermuda, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-135244) has been signed by the following persons in the capacities indicated below on January 5, 2009.

Signature	Title

/s/ Stuart Ferguson Stuart Ferguson	President(Principal Executive Officer)

/s/ Andrew P. Becnel Andrew P. Becnel	Principal Financial Officer

/s/ Jessica Abarca Jessica Abarca	Principal Accounting Officer

/s/ Burt M. Martin Burt M. Martin	Director

/s/ Philipp Andermatt Philipp Andermatt	Director

Exhibit Index

Exhibit
Number		Description

1	.1***	Form of Underwriting Agreement.
4.1		Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company, (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
4.2		Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
4.3		Bye-Laws of Weatherford International Ltd., a Bermuda exempted company, (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
4.4		Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).
4.5		Amended and Restated Certificate of Incorporation of Weatherford International, Inc. (incorporated by reference to Exhibit 3.1 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.6		Amended and Restated By-laws of Weatherford International, Inc. (incorporated by reference to Exhibit 3.2 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4	.7*	Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation,
4.8		Form of Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation, (incorporated by reference to Annex E to Weatherford International Ltd’s Preliminary Proxy Statement on Schedule 14A (File No. 1-31339) filed December 11, 2008).
4.9		Form of Organizational Regulations of Weatherford International Ltd., a Swiss joint-stock corporation, (incorporated by reference to Annex F to Weatherford International Ltd’s Preliminary Proxy Statement on Schedule 14A (File No. 1-31339) filed December 11, 2008).
4.10		Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.’s Current Report on Form 8-K dated May 28, 1996 (File No. 1-7867) filed May 31, 1996).
4.11		Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed November 20, 2001).
4.12		Fourth Supplemental Indenture dated June 26, 2002, between Weatherford International, Inc., Weatherford International Ltd., a Bermuda exempted company, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339) filed August 14, 2002).
4.13		Indenture dated October 1, 2003, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 2, 2003).
4.14		Officers’ Certificate dated as of October 7, 2003 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4.15		Form of Global Note for 4.95% Senior Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4	.16***	Form of Warrant Agreement of Weatherford International Ltd., a Bermuda exempted company, (including Form of Warrant Certificate).
4.17		Guarantee, dated as of October 25, 2005, of Weatherford International, Inc. for the benefit of holders of any notes issued by Weatherford International Ltd., a Bermuda exempted company, from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of October 25, 2005, between Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 31, 2005).

Exhibit
Number		Description

4.18		Officers’ Certificate dated as of February 17, 2006 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.19		Form of global note for 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.20		Officer’s Certificate dated as of August 7, 2006 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.21		Form of $500,000 global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.22		Form of $100,000 Global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.23		Indenture, dated June 18, 2007, among Weatherford International, Inc., as issuer, Weatherford International Ltd., a Bermuda exempted company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-31339) filed on June 18, 2007).
4.24		First Supplemental Indenture, dated June 18, 2007, among Weatherford International, Inc., as issuer, Weatherford International Ltd., a Bermuda exempted company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (including forms of notes) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-31339) filed on June 18, 2007).
4.25		First Supplemental Indenture, dated as of March 25, 2008, among Weatherford International Ltd., a Bermuda exempted company, as issuer, Weatherford International, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
4.26		Form of global note for 5.15% Senior Notes due 2013 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
4.27		Form of global note for 6.00% Senior Notes due 2018 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
4.28		Form of global note for 7.00% Senior Notes due 2038 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 1-31339) filed on March 25, 2008).
5	.1**	Opinion of Conyers Dill & Pearman.
5	.2**	Opinion of Andrews Kurth LLP.
5	.3*	Opinion of Andrews Kurth LLP.
8	.1***	Opinion of Andrews Kurth LLP as to certain federal income tax matters.
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1 hereto).
23	.2**	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.2 hereto).
23	.3*	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.3 hereto).
23	.4*	Consent of Ernst & Young LLP.
24	.1**	Power of Attorney for officers and directors of Weatherford International Ltd., a Bermuda exempted company (included on the signature page to the Registration Statement).
24	.2*	Power of Attorney for officers and directors of Weatherford International, Inc. (included on the signature page to the Registration Statement).
24	.3*	Power of Attorney for officers and directors of Weatherford International Ltd., a Swiss joint-stock corporation (included on the signature page to the Registration Statement).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Weatherford International Ltd. Senior Indenture.

*	Filed herewith.

**	Previously filed as an exhibit to this Registration Statement.

***	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.